   As filed with the Securities and Exchange Commission on February 20, 1998
                                                      Registration No. 333-43555
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                  POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           WHOLE FOODS MARKET, INC.
            (Exact name of registrant as specified in its charter)

         Texas                                             74-1989366
(State of incorporation)                    (I.R.S. employer identification no.)


                       601 N. Lamar Boulevard, Suite 300
                              Austin, Texas 78703
                                 512-477-4455

      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                              Glenda J. Flanagan
                            Chief Financial Officer
                           Whole Foods Market, Inc.
                              Austin, Texas 78703
                                 512-477-4455

    (Name, address including zip code, and telephone number, including area code, of agents for service)

                                ---------------

                                   Copy to:

                               Bruce H. Hallett
                           Crouch & Hallett, L.L.P.
                        717 N. Harwood St., Suite 1400
                              Dallas, Texas 75201
                                (214) 953-0053

                                ---------------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ---------------

                               EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to Form S-3 is being filed to include Exhibit Nos. 2.1 and 2.2 in the registrant's Registration Statement on Form S-3 (File No. 333-43555).


Item 16.  Exhibits.
          --------

2.1*     ---     Agreement and Plan of Merger, among the registrant, WFM
                 Colorado Acquisition, Inc., Allegro Coffee Company, Inc. and
                 the shareholders of Allegro Coffee Company, Inc.
2.2*             Agreement and Plan of Merger, among the registrant, Whole Foods
                 Market Group, Inc., the Merchant of Vino companies, and the stockholders of the Merchant of Vino companies.
3.1      ---     Restated Articles of Incorporation of the registrant. (2)
3.2      ---     Amended and Restated Bylaws of the registrant. (3)
5.1      ---     Opinion of Crouch & Hallett, L.L.P. (1)
23.1     ---     Consent of KPMG Peat Marwick LLP. (1)
23.2     ---     Consent of Crouch & Hallett, L.L.P. (included in opinion filed as Exhibit 5.1).
24       ---     Power of Attorney (included on p. II-3).

----------------

* Filed herewith

(1) Filed as an exhibit to Registration Statement No. 333-43555 and incorporated herein by reference.
(2) Filed as an exhibit to Registration Statement No. 33-63824 on Form S-4 and incorporated herein by reference.
(3) Filed as an exhibit to the registrant's annual report on Form 10-K for the fiscal year ended September 24, 1995, and incorporated herein by reference.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin and State of Texas on the 20th day of February, 1998.

                                       WHOLE FOODS MARKET, INC.

                                       By   /s/ Glenda Flanagan
                                          --------------------------------------
                                             Glenda Flanagan, Vice President and
                                             Chief Financial Officer

                               POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on February , 1998.

Signature                              Title
---------                              -----


      *                                Chairman of the Board
----------------------------------     and Director
John Mackey                            (Principal Executive Officer)


/s/ Glenda Flanagan                    Vice President and Chief Financial
----------------------------------     Officer (Principal Financial Officer
Glenda Flanagan                        and Accounting Officer)


      *                                 Director
----------------------------------
Dr. Cristina G. Banks


      *                                 Director
----------------------------------
David W. Dupree


      *                                 Director
----------------------------------
Dr. John B. Elstrott


      *                                 Director
----------------------------------
Avram J. Goldberg


      *                                 Director
----------------------------------
Fred "Chico" Lager


      *                                 Director
----------------------------------
Linda A. Mason


      *                                 Director
----------------------------------
Dr. Ralph Z. Sorenson


* /s/ Glenda Flanagan
  --------------------------------
  Attorney-In-Fact